Exhibit 99.1

Rigetti Computing Reports First Quarter 2023 Results

Fourth Generation Ankaa-1 Chip Demonstrates Median 2-Qubit Gate Fidelity and Gate Speed Improvements Superior to Aspen M-3

BERKELEY, Calif., May 11, 2023 — Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights

•	Total revenues for the three months ended March 31, 2023 were $2.2 million, compared to $2.1 million in the same period of 2022.

•	Total operating expenses for the three months ended March 31, 2023 were $23.7 million, compared to $27.0 million in the same period of 2022.

•	Operating loss for the three months ended March 31, 2023 was $22.0 million, compared to $25.3 million in the same period of 2022.

•	Net loss for the three months ended March 31, 2023 was $23.4 million or $0.19 per share, compared to $17.6 million or $0.33 per share in the same period of 2022.

•	As of March 31, 2023, cash, cash equivalents and available-for-sale securities totaled $122.0 million.

“I’m pleased to report that we believe we are on track and progressing toward the nearer-term strategic priorities and technology roadmap we announced in February 2023. Following the implementation of our updated business strategy we announced in February 2023, which is designed to improve our focus, operating efficiency and preserve cash resources, we are starting to see positive impacts,” said Dr. Subodh Kulkarni, Rigetti Chief Executive Officer.

Technology Highlights

The Company’s next generation 84-qubit (Ankaa-1) system, which is built using new architecture of a square lattice and tunable couplers was deployed internally within the Company for testing in March 2023, is achieving 96-97% median 2-qubit fidelity and 65-70 nanosecond gate speeds based on the Company’s internal testing. The Company’s prior generation 80-qubit Aspen M-3 system achieved 94-95% median 2-qubit fidelity and 185-190 nanosecond gate speeds.

“We believe these metrics demonstrate the superior performance of Ankaa-1 as compared to Aspen M-3 and confirm our belief that the chip used in the Ankaa-1 system is a leap forward in architectural design,” said Dr. Kulkarni.

As previously disclosed, the Company currently anticipates launching Ankaa-1 to select customers in mid-2023, as we continue to work to improve Ankaa-1 performance with the goal of reaching median 2-qubit fidelity of 98% to support the anticipated Ankaa-2 84-qubit system. The Company’s Ankaa-2 84-qubit system, with anticipated improvements in design and performance, is expected to be deployed and made available to external customers in the fourth quarter of 2023. The Company remains committed to working to achieve 2-qubit fidelity of 99% with the anticipated Ankaa-2, which we expect to be achieved in 2024, and development of the 336-qubit Lyra system thereafter.

Rigetti recently released the results of application and development work that demonstrates the progress the Company is making towards improving its hardware and software capabilities, which we believe reflects advancement towards potentially achieving narrow quantum advantage. Using quantum-inspired classical simulations, we were able to demonstrate the computational power of quantum methods compared to the classic alternatives.

•

Recession forecasting with Moody’s and Imperial College London: At the Quantum Tech conference in April, Rigetti presented the results of new application work undertaken by Rigetti that illustrates a novel approach to addressing the problem of forecasting recessions using cutting edge machine learning techniques that combine classical signature kernel methods with quantum-enhanced data transformations. By using noiseless quantum simulation, we demonstrate that the quantum-enhanced version of our model outperforms the classical version as well as standard models used for this class of problems in accurately predicting a recession.

•

A new quantum algorithm for solving optimization problems with NASA: As part of Rigetti’s ongoing DARPA project we released a manuscript that presents a new quantum algorithm that provides performance assurances even with noise and outperforms several classical and quantum approaches for solving the same problems.

Outlook

“At our current stage of development, we believe that executing toward our roadmap and achieving our technology milestones are key to fueling our goal of achieving quantum advantage. We remain focused on meeting our objectives,” said Dr. Kulkarni.

Based on its current operating plan, Rigetti expects to have cash, cash equivalents, and available-for-sale securities of between $65-$75 million at the end of 2023. At this time, based on its current operating plan, Rigetti anticipates that it will need to raise additional funding by late 2024 or early 2025 to continue its research and development efforts and achieve its business objectives. This estimate reflects Rigetti’s current business plan that is based on assumptions that may prove to be wrong, and Rigetti could use its available capital resources sooner than it currently expects.

Conference Call and Webcast

Rigetti will host a conference call later today at 5:00 p.m. ET, or 2:00 p.m. PT, to discuss its first quarter 2023 financial results.

You can listen to a live audio webcast of the conference call at https://edge.media-server.com/mmc/p/tuef4569 or the “Events & Presentations” section of the Company’s Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, you must register using the following link: https://register.vevent.com/register/BIdb44624a57824563b38c0a1afe3736a1. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at www.rigetti.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to the Company’s updated business plan, including with respect to its objectives and its technology roadmap, including its ability to achieve milestones including with respect to the Ankaa 84-qubit system and the achievement of target gate fidelities, including at least median 2-qubit fidelity of 98% on Ankaa-1 and at least 99% median 2-qubit gate fidelity on the anticipated Ankaa-2 on the anticipated timing or at all; the Company’s expectations with respect to the timing of next generation systems; the Company’s ability to scale to develop the Lyra 336-qubit system and develop practical applications on the anticipated timing or at all; the Company’s expectations with respect to the anticipated stages of quantum technology maturation, including its ability to develop a quantum computer that is able to solve a practical, operationally relevant problem significantly better, faster, or cheaper than a current classical solution and achieve narrow quantum advantage on the anticipated timing or at all; the Company’s expectations with respect to the reduction in force, including anticipated benefits including anticipated reduction of operating expenses, anticipated preservation of available cash resources and anticipated expenses and charges associated with the reduction in force; the Company’s development activities and the ability of technology to solve problems; expectations regarding cash, cash equivalents and available-for-sale securities at December 31, 2023 and the time by which the Company expects it will need to raise additional funding, including expectations with respect to capital expenditures; expectations with respect to management transitions; expectations with respect to the potential of the Company, including the potential for the Company to contribute value; and the potential of quantum computing. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap, help unlock quantum computing, and develop practical applications; the ability of the Company to obtain government contractors successfully and in a timely manner; the potential of quantum computing; the ability of the Company to obtain government contracts and the availability of government funding; the ability of the Company to expand its QCaaS business; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to meet stock exchange listing standards; the ability to recognize the anticipated benefits of the business combination with Supernova, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to execute on its technology roadmap; the ability of the Company to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; macroeconomic conditions, including unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations and uncertainty, rising inflation and interest rates, impacts of the COVID-19 pandemic, disruptions in banking systems, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions against Russia), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s future filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Contacts

Rigetti Computing Investor Contact:

IR@Rigetti.com

Rigetti Computing Media Contact:

press@rigetti.com

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

RIGETTI COMPUTING, INC. – (Unaudited)

(In thousands, except share information)	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$26,117	$57,888
Available-for-sale investments	95,849	84,923
Accounts receivable	5,320	6,235
Prepaid expenses and other current assets	1,756	2,450
Forward contract - assets	1,129	2,229
Deferred offering costs	94	742

Total current assets	130,265	154,467

Property and equipment, net	42,575	39,530
Operating lease – right-of-use assets, net	8,937	9,316
Other assets	130	129

Total assets	$181,907	$203,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,664	$1,938
Accrued expenses and other current liabilities	8,731	8,205
Deferred revenue	559	961
Debt – current portion	9,685	8,303
Operating lease liabilities - current	2,350	2,345

Total current liabilities	22,989	21,752

Debt – net of current portion	17,846	20,635
Operating lease liabilities – noncurrent	7,479	7,858
Derivative warrant liabilities	2,640	1,767
Earn-out liabilities	1,487	1,206

Total liabilities	52,441	53,218

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 129,171,170 shares issued and outstanding at March 31, 2023 and 125,257,233 shares issued and outstanding at December 31, 2022	12	12
Additional paid-in capital	431,466	429,025
Accumulated other comprehensive loss	(6)	(161)
Accumulated deficit	(302,006)	(278,652)

Total stockholders’ equity	129,466	150,224

Total liabilities and stockholders’ equity	$181,907	$203,442

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RIGETTI COMPUTING, INC. - (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2023	2022
Revenue	$2,201	$2,104
Cost of revenue	510	414

Total gross profit	1,691	1,690

Research and development	13,707	13,927
Sales and marketing	518	1,475
General and administrative	8,495	11,560
Restructuring	991	—

Total operating expenses	23,711	26,962

Loss from operations	(22,020)	(25,272)

Other income (expense), net
Interest expense	(1,464)	(1,205)
Interest income	1,284	—
Change in fair value of derivative warrant liabilities	(873)	3,771
Change in fair value of earn-out liabilities	(281)	5,991
Transaction costs	—	(927)

Total other income (expense), net	(1,334)	7,630

Net loss before provision for income taxes	(23,354)	(17,642)

Provision for income taxes	—	—

Net loss	$(23,354)	$(17,642)

Net loss per share attributable to common stockholders
– basic and diluted	$(0.19)	$(0.33)

Weighted average shares used in computing net loss per share attributable to common stockholders -basic and diluted	124,778	53,692

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

RIGETTI COMPUTING INC. - (Unaudited)

	Three Months Ended March 31,
(In thousands)	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(23,354)	$(17,642)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,089	1,390
Stock-based compensation	1,703	11,481
Change in fair value of earn-out liabilities	281	(5,991)
Change in fair value of derivative warrant liabilities	873	(3,771)
Change in fair value of forward contract	1,100	(2,970)
Impairment of deferred offering costs	742	—
Amortization of debt issuance costs	237	236
Accretion of available-for-sale securities	(506)	—
Accretion of debt commitment fee asset	82	46
Accretion of debt end-of-term liabilities	72	47
Non-cash lease expense	379	—
Changes in operating assets and liabilities:
Accounts receivable	915	282
Prepaid expenses and other current assets	694	(3,054)
Other assets	(1)	(918)
Deferred revenue	(402)	(466)
Accounts payable	(484)	1,482
Accrued expenses and other current liabilities	32	4,084
Other liabilities	—	43

Net cash used in operating activities	(15,548)	(15,721)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,804)	(2,836)
Purchases of available-for-sale securities	(38,528)	—
Maturities of available-for-sale securities	28,346	—

Net cash used in investing activities	(14,986)	(2,836)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Business Combination, net of transaction costs paid	—	225,604
Transaction costs paid directly by Rigetti	—	(16,731)
Proceeds from issuance of notes payable	—	5,000
Payment on principal of notes payable	(1,798)	—
Payments on deferred offering costs	(107)	—
Payments on debt issuance costs	—	(30)
Payment on loan and security agreement exit fees	—	(1,000)
Proceeds from issuance of common stock upon exercise of stock options and warrants	751	602

Net cash (used in) provided by financing activities	(1,154)	213,445

Effects of exchange rate changes on cash and cash equivalents	(83)	9

Net (decrease) increase in cash and cash equivalents	(31,771)	194,897
Cash and cash equivalents – beginning of period	57,888	12,046

Cash and cash equivalents – end of period	$26,117	$206,943

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$1,072	$878
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Initial fair value of earn-out liability acquired in merger	$—	$20,413
Initial fair value of private placement and public warrant liability acquired in merger	$—	$22,932
Unrealized gain on short-term investments	$238	$—
Capitalization of deferred costs to equity upon share issuance	$13	$—
Purchases of property and equipment recorded in accounts payable	$210	$—
Purchases of property and equipment recorded in accrued expenses	$120	$—